UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to Rule 14a-12

USG CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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On September 4, 2018, USG Corporation sent the following reminder letter to its stockholders in connection with its upcoming special meeting.

* * * * *

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

September 4, 2018

Dear Stockholder:

We are contacting you regarding the proxy materials (the “proxy statement”) we recently sent you in connection with the special meeting of stockholders of USG Corporation (“USG” or the “Company”) scheduled for September 26, 2018. Your vote is extremely important no matter how many shares you hold.

On June 10, 2018, we entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”) with Gebr. Knauf KG, a limited partnership organized under the laws of Germany (“Knauf”), and an indirect, wholly-owned subsidiary of Knauf, pursuant to which, subject to the satisfaction of customary closing conditions, Knauf’s subsidiary will be merged with and into the Company (the “merger”), with the Company thereafter becoming an indirect, wholly-owned subsidiary of Knauf.

At the special meeting, our stockholders will be asked, among other things, to consider and vote on a proposal to adopt the merger agreement. If the merger agreement is adopted and the merger is completed, at the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of our common stock owned by Knauf and its subsidiaries, the Company and its subsidiaries or excluded holders, as defined in the proxy statement) automatically will be converted into the right to receive the closing consideration of $43.50 in cash, without interest and subject to tax withholding as applicable (the “closing consideration”). In addition to the closing consideration, as contemplated by the merger agreement, the Company declared a conditional special cash dividend of $0.50 per share of our common stock payable to holders of our common stock as of the record date of the special meeting (subject to due bill trading as described in the proxy statement). The conditional special dividend is conditioned on the merger agreement being adopted by our stockholders at the special meeting and, if the merger agreement is so adopted, will be paid following certification of the results of the special meeting. In such event, we will announce publicly the date the conditional special dividend will be paid.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of at least 80 percent of the outstanding shares of our common stock entitled to vote at the special meeting.

If you have any questions or need assistance with voting, please contact our proxy solicitor, D.F. King, toll-free at (866) 745-0273.

On behalf of the entire USG board of directors, we want to thank you for your continued support.

Sincerely,

Steven F. Leer	Jennifer F. Scanlon
Non-Executive Chairman of the USG Board of Directors	President and Chief Executive Officer

  You may use one of the following simple methods to promptly provide your voting instructions:

Vote by Internet – Please access the website listed on your proxy card or voting instruction form and follow the instructions provided.
Vote by Telephone – Please call the toll free number listed on your proxy card or voting instruction form and follow the instructions provided.
Vote by Mail – Mark, sign, date and return your proxy card/voting instruction form in the postage-paid return envelope provided.

Cautionary Note Regarding Forward-Looking Statements

These materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed merger with Knauf (the “proposed transaction”), including expected timing, completion and effects of the proposed transaction. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability, liquidity and future value. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain stockholder approval of the adoption of the merger agreement; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the UBBP joint venture in the event the proposed transaction is not completed, including that, in connection with the execution of the merger agreement, Boral Limited exercised its option to acquire the Company’s ownership of the UBBP joint venture; the risk that the proposed transaction may not be completed in the expected timeframe, or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the merger agreement, including the Company’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of the Company’s resources and management’s attention from ongoing business operations; the effect of the announcement of the proposed transaction on the Company’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on the Company’s business relationships, results of operations, financial condition, the market price of the Company’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of legal proceedings that have been instituted against the Company related to the proposed transaction and any additional proceedings that may be instituted in the future; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, the “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

Important Additional Information and Where to Find It

In connection with the proposed transaction with Knauf, the Company filed with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) on August 23, 2018 and other documents, and has mailed the Definitive Proxy Statement and proxy card to its stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from the Company at its website, www.usg.com, or through a request in writing sent to the Company at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on March 29, 2018, the Company’s proxy supplement, which was filed with the SEC on April 20, 2018, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 14, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.